Exhibit 99.2

North American Forest Products, Inc. and Subsidiary and Affiliate

Condensed consolidated balance sheets (Unaudited)	2
Condensed consolidated statements of income (Unaudited)	3
Condensed consolidated statements of cash flows (Unaudited)	4
Notes to condensed consolidated financial statements (Unaudited)	5-9

North American Forest Products, Inc. And Subsidiary And Affiliate

Condensed Consolidated Balance Sheets
July 4, 2015 (Unaudited) and December 31, 2014

	July 4,	December 31,
	2015	2014

ASSETS

Current Assets
Cash	$819,323	$281,586
Receivables:
Trade	5,831,276	3,438,519
Other	12,397	20,900
Inventories	20,591,570	16,314,417
Prepaid expenses and deposits	264,957	192,401

Total current assets	27,519,523	20,247,823

Property and Equipment, at depreciated cost	13,492,373	13,282,464

	$41,011,896	$33,530,287
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Revolving bank lines of credit	$2,786,222	$4,604,703
Current maturities of long-term debt	1,789,458	1,757,104
Accounts payable	4,611,440	1,048,918
Accrued liabilities:
Payroll and related taxes	193,289	549,414
Other	6,720,682	3,970,005

Total current liabilities	16,101,091	11,930,144

Long-Term Debt, less current maturities	9,091,642	8,540,356

Total liabilities	25,192,733	20,470,500

Commitments and Contingencies

Stockholders' Equity
Common stock	1,395,224	1,395,224
Retained earnings	16,651,886	14,070,884
Noncontrolling interest	2,134,082	1,955,708
	20,181,192	17,421,816
Less treasury stock, at cost, 43,000 shares	(4,362,029)	(4,362,029)
Total stockholders' equity	15,819,163	13,059,787

	$41,011,896	$33,530,287

See Notes to Condensed Consolidated Financial Statements.

North American Forest Products, Inc. And Subsidiary And Affiliate

Condensed Consolidated Statements Of Income (Unaudited)
Six Months Ended July 4, 2015 and July 5, 2014

	July 4,	July 5,
	2015	2014

Net sales	$91,121,899	$79,134,860

Cost of goods sold:
Materials, less discounts	69,856,110	61,790,990
Direct labor	4,868,157	4,389,690
Manufacturing expenses	4,542,575	3,960,200
Delivery expenses	1,982,350	1,684,667
	81,249,192	71,825,547

Gross profit	9,872,707	7,309,313

Selling, general, and administrative expenses	4,548,821	3,748,578

Operating income	5,323,886	3,560,735

Nonoperating income (expense):
Other income	2,577	8,455
Interest expense	(337,492)	(335,683)
	(334,915)	(327,228)

Consolidated net income	4,988,971	3,233,507

Less: Noncontrolling interest in net income of consolidated variable interest entity	(198,555)	(186,208)

Net income attributable to the controlling interest	$4,790,416	$3,047,299

See Notes to Condensed Consolidated Financial Statements.

North American Forest Products, Inc. And Subsidiary And Affiliate

Condensed Consolidated Statements Of Cash Flows (Unaudited)
Six Months Ended July 4, 2015 and July 5, 2014

	July 4,	July 5,
	2015	2014
Cash Flows From Operating Activities
Consolidated net income	$4,988,971	$3,233,507
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	689,241	461,750
Loss on sale of equipment	10,295	-
Increase in provision for doubtful accounts	31,237	9,764
Change in assets and liabilities:
Increase in:
Receivables	(2,423,994)	(1,180,847)
Inventories	(4,277,153)	(3,584,591)
Prepaid expenses and deposits	(72,556)	(181,112)
Increase in:
Accounts payable	3,562,522	4,406,833
Accrued liabilities	2,281,750	294,928
Net cash provided by operating activities	4,790,313	3,460,232

Cash Flows From Investing Activities
Proceeds from sale of equipment	15,500	-
Purchase of property and equipment	(927,278)	(2,250,296)
Other	10,836	(67,028)
Net cash used in investing activities	(900,942)	(2,317,324)

Cash Flows From Financing Activities
Net payments on revolving credit agreements	(1,818,481)	(1,145,928)
Proceeds from long-term borrowings	1,490,668	3,941,430
Principal payments on long-term borrowings	(907,028)	(2,419,183)
Distributions	(2,116,793)	(1,574,043)
Net cash used in financing activities	(3,351,634)	(1,197,724)
Increase (decrease) in cash	537,737	(54,816)

Cash, beginning	281,586	979,550

Cash, ending	$819,323	$924,734

See Notes to Condensed Consolidated Financial Statements.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Condensed Consolidated Financial Statements (Unaudited)

Note 1.	Nature of Business, Subsequent Event, Risk Factors, and Significant Accounting Policies

Nature of business and subsequent event:

North American Forest Products, Inc.'s (the “Company") operations consist principally of wholesale lumber sales and processing to customers throughout the Midwest, generally on terms of 30 days.

North American Moulding, LLC's ("NAM") operations consist principally of the manufacture and sale of wood moldings to customers throughout the Midwest, generally on terms of 30 days.

North American Associates, Inc. (“NAA”) leases certain buildings to the Company and NAM.

On September 1, 2015, the Company and NAM sold substantially all of their assets to an unrelated party.

Risk factors:

Lumber is a commodity and is subject to market price fluctuations.

The Company and NAM’s sales are highly concentrated in the recreational vehicle and manufactured housing industries.

Significant accounting policies:

Use of estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes for the year ended December 31, 2014. In our opinion, these condensed consolidated financial statements reflect all adjustments, consisting of normal, recurring accruals, necessary to present fairly our Condensed Consolidated Financial Statements for the interim periods presented herein. The consolidated results of operations for the six months ended July 4, 2015 and July 5, 2014 are not necessarily indicative of the results to be expected for the full year.

Month-end reporting:

The Company and NAM use a 4-4-5 calendar for interim reporting. The financial results included in the condensed consolidated financial statements are as of and for the periods ended July 4, 2015 and July 5, 2014.

NAA uses traditional month-end calendar for interim reporting. The financial results included in the condensed consolidated financial statements are as of and for the periods ended June 30, 2015 and June 30, 2014.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Condensed Consolidated Financial Statements (Unaudited)

Reporting entity and principles of consolidation:

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary NAM, and NAA, a variable interest entity (VIE) for which the Company is the primary beneficiary. All significant intercompany balances and transactions have been eliminated in consolidation.

NAA is a VIE of the Company because of a leasing arrangement and because it requires financial support consisting of long-term debt guarantees and intercompany loans. The primary beneficiary of a VIE is the enterprise that has both (1) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance, and (2) the obligation to absorb losses or the right to receive residual returns that potentially could be significant to the VIE. See Note 6 for additional information regarding the Company’s consolidated VIE.

The Company, its wholly-owned subsidiary NAM, and affiliate NAA are collectively referred to as the “Companies.”

Noncontrolling interest:

Noncontrolling interest represents the portion of equity in the affiliate not attributable, directly or indirectly, to the Company or NAM. The profit or loss derived from the performance of the affiliate is allocated to the net income attributable to the noncontrolling interest in the consolidated statement of income.

Long-lived assets:

Leasehold improvements and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If an analysis is necessitated by the occurrence of a triggering event, the Company compares the carrying amount of the asset with the estimated undiscounted future cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds the expected undiscounted future cash flows, the Company measures the amount of the impairment by comparing the carrying amount of the asset with its estimated fair value. During the periods ended July 4, 2015 and July 5, 2014, no triggering events occurred and no impairment charges were recorded.

Revenue recognition:

The Company ships product based on specific orders from customers and revenue is recognized at the time of passage of title and risk of loss to the customer, which is generally upon delivery and at the time collectability is reasonably assured.

Delivery revenue and expenses:

Revenue received from delivery of product is included in net sales. Delivery expenses are included in cost of goods sold.

Subsequent events:

The Company has evaluated subsequent events for potential recognition and/or disclosure through November 13, 2015, the date the financial statements were available to be issued.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Condensed Consolidated Financial Statements (Unaudited)

Note 2.	Inventories

At July 4, 2015 and December 31, 2014, inventories consisted of the following:

	2015	2014

Raw materials	$16,642,274	$12,346,767
Work in process and finished goods	3,949,296	3,967,650
	$20,591,570	$16,314,417

Note 3.	Property and Equipment

The cost of property and equipment and the related accumulated depreciation at July 4, 2015 and December 31, 2014 are as follows:

	2015	2014

Land and land improvements	$2,688,215	$1,310,460
Buildings and improvements	7,974,079	9,310,773
Machinery and equipment	11,335,753	10,354,653
Office furniture and equipment	1,625,617	1,601,874
Transportation equipment	1,382,415	1,364,495
Assets not placed in service	467,053	901,125
	25,473,132	24,843,380
Less accumulated depreciation	11,980,759	11,560,916
	$13,492,373	$13,282,464

Note 4.	Income Taxes

The Company, with the consent of its stockholders, has elected to have its income taxed under Section 1362 of the Internal Revenue Code and a similar section of the state tax laws which provide that, in lieu of corporation income taxes, the stockholders account for their proportionate shares of the Company's items of income, deduction, losses, and credits. Therefore, these statements do not include any provision for corporation income taxes.

Management has evaluated the Companies’ tax positions and concluded that the Companies have taken no uncertain tax positions. With few exceptions, the Companies are no longer subject to tax examinations by the U.S. federal, state, or local tax authorities for years prior to 2012.

It is the Companies’ intent to accrue and pay distributions to stockholders for their estimated tax liabilities resulting from taxable income from the consolidated income tax returns of the Companies.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Condensed Consolidated Financial Statements (Unaudited)

Note 5.	Major Customers

Net sales to three customers which comprised 10% or more of total net sales for the six months ended July 4, 2015 and July 5, 2014, and the related trade receivable balances at July 4, 2015 and July 5, 2014, are approximately as follows:

	July 4,	July 4,	July 5,	December 31,
	2015	2015	2014	2014
		Trade		Trade
		Receivable		Receivable
	Net Sales	Balance	Net Sales	Balance

Customer A	$30,211,000	$1,323,000	$26,661,000	$478,000
Customer B	12,922,000	1,253,000	9,894,000	897,000
Customer C	13,113,000	891,000	9,478,000	288,000

Note 6.	Variable Interest Entity

The Company is the primary beneficiary of and consolidates a related party (NAA) that is a VIE. The Company would absorb more than a significant amount of the VIE’s expected losses based on leasing, intercompany loan and guarantee agreements as discussed in Note 1. Through these agreements, the Company controls the significant activities of the VIE. No additional support beyond what was previously agreed to have been provided during any periods presented.

For no consideration, the Company and NAM has agreed to guarantee the long-term debt of the VIE. The Company and NAM’s maximum exposure under these guarantees was approximately $4,585,000 as of July 4, 2015. The Company and NAM can be required to perform on its guarantee in the event of nonpayment of the arrangement by the VIE. In the event, the Company and NAM would be required to pay the entire guaranteed amounts, the value of the assets pledged on the bank debt would be available to liquidate and recover some or all of the amounts paid. However, any decision to liquidate the collateral would be made after an evaluation of the circumstances at the time and the amount of any recovery available to the Company and NAM is not currently estimable.

Under the terms of the lease agreements with the VIE, the Company and NAM are required to make monthly payments of $75,000 to the VIE. The leases expire at various points through June 2017. In addition, the Company and NAM are required to pay for property taxes, insurance and maintenance on the related property.

The following table shows the significance of the VIE for the six months ended July 4, 2015 and July 5, 2014:

	2015	2014

Gross rentals	$508,000	$982,000
Net income	199,000	395,000
Assets, primarily buildings and land	8,186,000	8,238,000
Liabilities	6,052,000	6,282,000
Stockholders' equity	2,134,000	1,956,000

The assets that are collateral for the debt on the VIE are all assets disclosed above. The creditors of the VIE do not have recourse to the general credit of the Company and NAM.

North American Forest Products, Inc. And Subsidiary And Affiliate

Notes To Condensed Consolidated Financial Statements (Unaudited)

Note 7.	Cash Flows Information

Supplemental information relative to the consolidated statements of cash flows for the six months ended July 4, 2015 and July 5, 2014 is as follows:

	2015	2014
Supplemental disclosures of cash flows information:
Cash payments for:
Interest	$337,783	$349,535

Supplemental schedule of noncash financing and investing activities:
Distributions accrued, but not paid	$1,375,891	$216,398